Exhibit 99.1

Rezolute Announces Uplisting to the Nasdaq Capital Market

Trading expected to begin November 9, 2020

REDWOOD CITY, California, November 5 , 2020 (GLOBE NEWSWIRE) – Rezolute, Inc. (OCTQB:RZLTD), a clinical stage biopharmaceutical company dedicated to advancing therapies for rare, metabolic and life-threatening diseases, announced today that the Company’s common shares have been approved for listing on the Nasdaq Capital Market (“Nasdaq”). Trading on Nasdaq is expected to begin on Monday, November 9, 2020, under the symbol “RZLT”. The Company’s shares will continue to trade on the OCTQB under the symbol “RZLTD” until trading on the Nasdaq commences.

“Listing our stock on Nasdaq is an important milestone in Rezolute’s evolution as we build on the positive momentum generated by our recent $41 million private placement with leading investment firms CAM Capital, Federated Hermes Kaufman, Surveyor Capital, and BVF Partners, among others,” said Nevan Charles Elam, J.D., chief executive officer of Rezolute. “Along with increasing our visibility in the marketplace, this uplisting should improve the liquidity of our stock, further broaden our institutional shareholder base and ultimately enhance long-term shareholder value. I would like to thank our investors, as well as our employees and partners for their hard work towards the completion of the recent financing and uplisting. We believe that we are well positioned to continue to advance our lead compound, RZ358, through late-stage clinical trials as well as to initiate a Phase 1 clinical study in Q1 2021 for RZ402.”

RZ358 is a potentially first-in-class monoclonal antibody which counteracts the effects of elevated insulin that are characteristic of congenital hyperinsulinism (congenital HI), via interaction at a specific site of the insulin receptor on the cells of insulin-dependent target organs. It is currently being evaluated as a treatment for congenital HI in the Phase 2b RIZE study, for which topline data is expected in the second half of 2021. Rezolute is also developing RZ402, an orally available plasma kallikrein inhibitor, for the treatment of diabetic macular edema (DME). RZ402 is IND-ready and is expected to enter Phase 1 clinical trials in the first quarter of 2021. The company has sufficient cash runway into fiscal year 2022, which should enable it to achieve all of its near-term clinical milestones.

About Rezolute, Inc.
Rezolute is advancing targeted therapies for rare, metabolic, and life-threatening diseases. Its lead clinical asset, RZ358, is in Phase 2b development as a potential treatment for congenital HI, a rare pediatric endocrine disorder. Its pipeline also includes RZ402, an IND-ready orally available plasma kallikrein inhibitor which is staged to transition into clinical development for the treatment of diabetic macular edema. For more information, visit www.rezolutebio.com or follow us on Twitter.

Forward-Looking Statements
This release, like many written and oral communications presented by Rezolute, Inc. and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, Rezolute undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Media Contact

Amy Jobe, Ph.D.

LifeSci Communications

+1 315 879 8192

ajobe@lifescicomms.com

Investor Contact

Corey Davis, Ph.D.

LifeSci Advisors

+1 212 915 2577

cdavis@lifesciadvisors.com